Exhibit 99

FOR IMMEDIATE RELEASE	Investor Contact: Chris Gay 308-255-2905 Cabela’s Incorporated Media Contact: Joe Arterburn 308-255-1204 Cabela’s Incorporated

CABELA’S INC. REPORTS RECORD RESULTS FOR FOURTH QUARTER AND FISCAL 2006 YEAR END
-Q4 Total Revenue Increased Approximately 16% to a Record $781.0 Million
with Same Store Sales Increasing 1.7%
-Company Reported Q4 Diluted EPS of $0.80
-Fiscal 2006 Total Revenue Increased Approximately 15% to a Record $2.06 Billion
-Company Reported Fiscal 2006 Diluted EPS of $1.29
-Fiscal 2006 Operating Income Margin Increased 60 Basis Points

SIDNEY, Neb. (February 22, 2007) - Cabela’s Incorporated (NYSE: CAB), the World’s Foremost Outfitter® of hunting, fishing and outdoor gear, today reported financial results for its fourth fiscal quarter and fiscal year ended December 30, 2006.

Total revenue for the fourth fiscal quarter of 2006 increased 15.6% to $781.0 million compared to $675.4 million for the fourth fiscal quarter of 2005. Net income for the fourth fiscal quarter of 2006 increased 25.5% to $53.4 million, or $0.80 per diluted share, compared to $42.5 million, or $0.64 per diluted share, for the fourth fiscal quarter of 2005.

The Company had a strong fourth fiscal quarter in each of its business segments compared to the same period a year ago. Direct revenue increased $25.2 million, or 6.2%, to $432.4 million; total retail revenue increased 27.3% to $304.9 million with a same store sales increase of 1.7%; and financial services revenue increased 33.1% to $38.5 million.

“Our record fourth quarter results represent an extremely gratifying way to end another important year for Cabela’s,” said Dennis Highby, Cabela’s President and Chief Executive Officer. “During the quarter, we generated solid gains across all our business segments, and this positive momentum continues as we enter fiscal 2007.”

Total revenue for fiscal 2006 increased 14.7% to a Company record of $2.06 billion compared to $1.80 billion in fiscal 2005. Net income for fiscal 2006 increased 18.2% to $85.8 million compared to $72.6 million for fiscal 2005. Earnings per share increased 17.3% to $1.29 per diluted share compared to $1.10 per diluted share for fiscal 2005.

Each of the Company’s three main business segments grew in fiscal 2006 compared to fiscal 2005. Direct revenue increased 4.2% to $1.09 billion; retail revenue increased 32.3% to $820.3 million with a same store sales increase of 1.3%; and financial services revenue increased 29.9% to $137.4 million. During fiscal 2006, the Company opened four new destination retail stores to end the year with 18 stores with approximately 2.7 million retail square feet, representing a 29% increase in square footage over fiscal 2005.

“We are particularly pleased with the many accomplishments achieved throughout the year,” Highby said.  “Financially, we surpassed the $2 billion revenue mark, increased diluted EPS by over 17%, and achieved our mid-teens growth targets.  In addition, our operating margin increased to 7.0% for fiscal 2006 compared to 6.4% for fiscal 2005. We anticipate continued improvement in our operating margin for full fiscal year 2007.”

“From an operational standpoint, we effectively implemented a series of initiatives to increase efficiencies, including enhancing our in-store merchandising, improving our retail stock position, installing a new warehouse management system in our distribution centers and implementing phase one of the JDA merchandise management system.”

“At the same time, we significantly increased our national footprint, successfully opening four new destination retail stores to end the year with 18 stores in operation, and further solidifying Cabela’s leadership position in the marketplace.”

“We are more energized and excited than ever as we enter 2007,” Highby said. “Our ongoing success is directly related to our unique position in the market, and equally important, the hard work, passion, and dedication of our exceptional people.  Cabela’s powerful multi-channel model continues to provide us with a competitive advantage, and we remain committed to fully capitalizing on the many growth opportunities that lie ahead.”

Conference Call Information

A conference call to discuss fourth quarter and fiscal 2006 operating results is scheduled for today (Thursday, February 22) at 4:30 PM Eastern Time. A webcast of the call will take place simultaneously and can be accessed by visiting the Investor Relations section of Cabela’s website at www.cabelas.com. A replay of the call will be archived on www.cabelas.com.

About Cabela’s Incorporated

Cabela’s Incorporated, headquartered in Sidney, Nebraska, is the world’s largest direct marketer, and a leading specialty retailer, of hunting, fishing, camping and related outdoor merchandise. Since the Company’s founding in 1961, Cabela’s® has grown to become one of the most well-known outdoor recreation brands in the world, and has long been recognized as the World’s Foremost Outfitter®. Through Cabela’s well-established direct business and its growing number of destination retail stores, it offers a wide and distinctive selection of high-quality outdoor products at competitive prices while providing superior customer service. Cabela’s also issues the Cabela’s CLUB® Visa credit card, which serves as its primary customer loyalty rewards program.

Caution Concerning Forward-Looking Statements

Statements in this press release that are not historical or current fact are "forward-looking statements" that are based on the Company’s beliefs, assumptions and expectations of future events, taking into account the information currently available to the Company. Such forward-looking statements included, but are not limited to, the Company’s statement regarding continued improvement in its operating margin for full fiscal year 2007. Forward-looking statements involve risks and uncertainties that may cause the Company’s actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition that the Company expresses or implies in any forward-looking statements. These risks and uncertainties include, but are not limited to: the ability to negotiate favorable purchase, lease and/or economic development arrangements; expansion into new markets; market saturation due to new destination retail store openings; the acceleration of new destination retail store openings; the rate of growth of general and administrative expenses associated with building a strengthened corporate infrastructure to support the Company’s growth initiatives; increasing competition in the outdoor segment of the sporting goods industry; the cost of the Company’s products; supply and delivery shortages or interruptions caused by system changes or other factors; adverse weather conditions; unseasonal weather conditions which impact the demand for the Company’s products; fluctuations in operating results; adverse economic conditions causing a decline in discretionary consumer spending; the cost of fuel increasing; delays in road construction and/or traffic planning around the Company’s new destination retail stores; road construction around the Company’s existing destination retail stores; labor shortages or increased labor costs; changes in consumer preferences and demographic trends; increased government regulation; inadequate protection of the Company’s intellectual property; decreased interchange fees received by the Company’s financial services business as a result of credit card industry litigation; other factors that the Company may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in the Company’s filings with the SEC (including the information set forth in the “Risk Factors” section of the Company's Form 10-K/A for the fiscal year ended December 31, 2005), which filings are available at the Company’s website at www.cabelas.com and the SEC’s website at www.sec.gov. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. The Company’s forward-looking statements speak only as of the date they are made. Other than as required by law, the Company undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

CABELA'S INCORPORATED AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (Dollars in Thousands) (Unaudited)

ASSETS	December 30, 2006	December 31, 2005

CURRENT ASSETS:
Cash and cash equivalents	$172,903	$86,923
Accounts receivable	43,676	35,342
Credit card loans held for sale	136,072	77,690
Credit card loans receivable	16,611	11,968
Inventories	484,414	396,635
Prepaid expenses and deferred catalog costs	42,502	42,725
Other current assets	58,043	42,744
Total current assets	954,221	694,027

PROPERTY AND EQUIPMENT, NET	600,065	459,622

OTHER ASSETS:
Marketable securities	117,360	145,744
Other	79,584	66,887
Total other assets	196,944	212,631

TOTAL ASSETS	$1,751,230	$1,366,280

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$239,285	$162,305
Unpresented checks net of bank balance	--	21,652
Accrued expenses and other liabilities	72,124	55,941
Gift certificates and credit card reward points	144,210	121,120
Accrued employee compensation and benefits	61,275	60,247
Time deposits	33,401	62,683
Short-term borrowing	6,491	--
Current maturities of long-term debt	26,803	29,049
Income taxes payable and deferred income taxes	35,245	35,471
Total current liabilities	618,834	548,468

LONG-TERM LIABILITIES	398,538	177,959

STOCKHOLDERS’ EQUITY	733,858	639,853

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,751,230	$1,366,280

CABELA'S INCORPORATED AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (Dollars in Thousands Except Earnings Per Share) (Unaudited)
	Three Months Ended		Fiscal Year Ended
	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005
REVENUE:
Merchandise sales	$737,308	$646,726	$1,908,801	$1,664,272
Financial services revenue	38,477	28,903	137,423	105,831
Other revenue	5,218	(182)	17,300	29,558
Total revenue	781,003	675,447	2,063,524	1,799,661

COST OF REVENUE:
Cost of merchandise sales	440,772	388,188	1,199,851	1,044,028
Cost of other revenue	1,654	(933)	4,548	20,294
Total cost of revenue (exclusive of depreciation and amortization)	442,426	387,255	1,204,399	1,064,322

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	250,431	219,334	715,380	620,376
OPERATING INCOME	88,146	68,858	143,745	114,963

OTHER INCOME (EXPENSE):
Interest income	197	128	1,821	672
Interest expense	(5,018)	(2,991)	(17,947)	(10,928)
Other income, net	2,037	2,701	9,637	10,663
Total other income (expense)	(2,784)	(162)	(6,489)	407

INCOME BEFORE PROVISION FOR INCOME TAXES	85,362	68,696	137,256	115,370

PROVISION FOR INCOME TAXES	32,010	26,185	51,471	42,801

NET INCOME	$53,352	$42,511	$85,785	$72,569

EARNINGS PER SHARE:
Basic	$0.82	$0.66	$1.32	$1.12

Diluted	$0.80	$0.64	$1.29	$1.10

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	65,342,380	64,747,818	65,221,339	64,668,973

Diluted	66,968,267	66,098,866	66,643,856	66,268,374

Segment Information	Three Months Ended		Fiscal Year Ended
(Dollars in Thousands)	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005

Direct revenue	$432,429	$407,184	$1,088,480	$1,044,167
Retail revenue	304,879	239,542	820,321	620,105
Financial services revenue	38,477	28,903	137,423	105,831
Other revenue	5,218	(182)	17,300	29,558
Total revenue	$781,003	$675,447	$2,063,524	$1,799,661

Direct operating income	$81,761	$75,829	$179,182	$171,908
Retail operating income	65,251	48,484	124,122	85,895
Financial services operating income	8,248	6,605	30,061	23,060
Other operating loss	(67,114)	(62,060)	(189,620)	(165,900)
Total operating income	$88,146	$68,858	$143,745	$114,963

As a Percentage of Total Revenue:
Direct revenue	55.4%	60.3%	52.7%	58.0%
Retail revenue	39.0%	35.4%	39.8%	34.5%
Financial services revenue	4.9%	4.3%	6.7%	5.9%
Other revenue	0.7%	--%	0.8%	1.6%
Total revenue	100.0%	100.0%	100.0%	100.0%

As a Percentage of Segment Revenue:
Direct operating income	18.9%	18.6%	16.5%	16.5%
Retail operating income	21.4%	20.2%	15.1%	13.9%
Financial services operating income	21.4%	22.9%	21.9%	21.8%
Total operating income (1)	11.3%	10.2%	7.0%	6.4%

(1)	The percentage of total operating income is a percentage of total consolidated revenue.

Financial Services Information:

The following table summarizes the results of the Company’s Financial Services segment on a generally accepted accounting principles (“GAAP”) basis. For credit card loans securitized and sold, the loans are removed from the Company’s consolidated balance sheet and the net earnings on these securitized assets after paying outside investors are reflected as a component of securitization income on a GAAP basis. Net interest income on a GAAP basis includes interest and fee income, interest expense and provision for loan losses for the credit card loans receivable the Company owns. Non-interest income on a GAAP basis includes servicing income, gains on sales of loans and income recognized on retained interests, as well as interchange income on the entire managed portfolio.

Financial Services Revenue as Reported on a GAAP Basis:	Three Months Ended		Fiscal Year Ended
(In Thousands)	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005

Interest and fee income, net of provision for loan losses	$6,613	$4,007	$23,973	$17,196

Interest expense	(1,408)	(902)	(5,008)	(3,241)
Net interest income, net of provision for loan losses	5,205	3,105	18,965	13,955

Non-interest income:
Securitization income	49,099	38,537	169,173	133,032
Other non-interest income	10,795	9,196	39,381	31,836
Total non-interest income	59,894	47,733	208,554	164,868
Less: Customer rewards costs	(26,622)	(21,935)	(90,096)	(72,992)

Financial Services revenue	$38,477	$28,903	$137,423	$105,831

“Managed” credit card loans represent credit card loans receivable owned by the Company plus securitized credit card loans. Since the financial performance of the managed portfolio has a significant impact on the earnings received from servicing the portfolio, the Company believes the following table (see next page) on a “managed” basis is important information to analyze revenue in the Financial Services segment. The following non-GAAP presentation reflects the financial performance of the credit card loans receivable owned by the Company plus those that have been sold and includes the effect of recording the retained interest at fair value. Interest income, interchange income (net of customer rewards) and fee income on both the owned and securitized portfolio are recorded in their respective line items. Interest paid to outside investors on the securitized credit card loans is included with other interest costs and included in interest expense. Credit losses on the entire managed portfolio are included in provision for loan losses. Although the Company’s consolidated financial statements are not presented in this manner, management reviews the performance of the managed portfolio in order to evaluate the effectiveness of the Company’s origination and collection activities, which ultimately affects the income received for servicing the portfolio.

Managed Financial Services Revenue Presented on Non-GAAP Basis:	Three Months Ended		Fiscal Year Ended
(Dollars in Thousands)	December 30, 2006	December 31, 2005	December 30, 2006	December 31, 2005

Interest income	$40,705	$29,348	$145,425	$102,824
Interchange income, net of customer rewards costs	13,112	11,469	51,086	42,468
Other fee income	6,298	5,941	22,829	20,738
Interest expense	(18,320)	(12,862)	(64,910)	(41,654)
Provision for loan losses	(7,710)	(7,207)	(26,064)	(24,254)
Other	4,392	2,214	9,057	5,709
Managed Financial Services revenue	$38,477	$28,903	$137,423	$105,831

Managed Financial Services Revenue as a Percentage of Average Managed Credit Card Loans:
Interest income	11.0%	9.7%	10.7%	9.4%
Interchange income, net of customer reward costs	3.5%	3.8%	3.8%	3.9%
Other fee income	1.7%	2.0%	1.7%	1.9%
Interest expense	(4.9)%	(4.2)%	(4.8)%	(3.8)%
Provision for loan losses	(2.1)%	(2.4)%	(1.9)%	(2.2)%
Other	1.2%	0.7%	0.6%	0.5%
Managed Financial Services revenue	10.4%	9.6%	10.1%	9.7%
Average reported credit card loans	$150,182	$110,371	$133,712	$106,115
Average managed credit card loans	$1,484,294	$1,206,695	$1,357,671	$1,095,580

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